CONTINUANCE OF MANAGEMENT AGREEMENTS

Agreement made as of this 1st day of May 2025, by and between the entities listed on Appendix A (the “Funds”) and Nuveen Fund Advisors, LLC, a Delaware limited liability company (the “Adviser”), to be effective May 1, 2025.

WITNESSETH THAT:

WHEREAS, the parties hereto are the contracting parties under each certain Investment Management Agreement (the “Agreements”) pursuant to which the Adviser furnishes investment management and other services to each Fund; and

WHEREAS, the Agreements for all of the Funds except those listed in Appendix B hereto terminate on May 1, 2025, unless continued in the manner required by the Investment Company Act of 1940; and

WHEREAS, the Board of Directors/Trustees, at meetings held April 28-29, 2025, have approved the continuance of each Agreement, except those for the Funds listed in Appendix B hereto, until May 1, 2026, in the manner required by the Investment Company Act of 1940, as amended.

NOW THEREFORE, in consideration of the mutual covenants contained in each Agreement the parties hereto do hereby continue and amend the Agreements as specified herein and ratify and confirm the Agreements, as amended, in all respects.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and on its behalf by a duly authorized officer as of the day and year first above written.

On behalf of the Nuveen Funds Listed on Appendix A

By: /s/ Mark Winget
Vice President

Attest: /s/ Celeste Clayton

NUVEEN FUND ADVISORS, LLC

By: /s/ John McCann
Senior Managing Director

Attest: /s/ Celeste Clayton

Appendix A

As of May 1, 2025

NUVEEN OPEN-END MUTUAL FUNDS

NUVEEN MUNICIPAL TRUST

Nuveen All-American Municipal Bond Fund

Nuveen High Yield Municipal Bond Fund

Nuveen Intermediate Duration Municipal Bond Fund

Nuveen Limited Term Municipal Bond Fund

Nuveen Short Duration High Yield Municipal Bond Fund

Nuveen Strategic Municipal Opportunities Fund

NUVEEN MULTISTATE TRUST I

Nuveen Arizona Municipal Bond Fund

Nuveen Colorado Municipal Bond Fund

Nuveen Maryland Municipal Bond Fund

Nuveen New Mexico Municipal Bond Fund

Nuveen Pennsylvania Municipal Bond Fund

Nuveen Virginia Municipal Bond Fund

NUVEEN MULTISTATE TRUST II

Nuveen California Municipal Bond Fund

Nuveen California High Yield Municipal Bond Fund

Nuveen Connecticut Municipal Bond Fund

Nuveen Massachusetts Municipal Bond Fund

Nuveen New Jersey Municipal Bond Fund

Nuveen New York Municipal Bond Fund

NUVEEN MULTISTATE TRUST III

Nuveen Georgia Municipal Bond Fund

Nuveen Louisiana Municipal Bond Fund

Nuveen North Carolina Municipal Bond Fund

NUVEEN MULTISTATE TRUST IV

Nuveen Kansas Municipal Bond Fund

Nuveen Kentucky Municipal Bond Fund

Nuveen Michigan Municipal Bond Fund

Nuveen Missouri Municipal Bond Fund

Nuveen Ohio Municipal Bond Fund

Nuveen Wisconsin Municipal Bond Fund

NUVEEN INVESTMENT TRUST

Nuveen Global Equity Income Fund

Nuveen Large Cap Value Opportunities Fund

Nuveen Multi Cap Value Fund

Nuveen Small/Mid Cap Value Fund

Nuveen Small Cap Value Opportunities Fund

NUVEEN INVESTMENT TRUST II

Nuveen Equity Long/Short Fund

Nuveen International Value Fund

Nuveen Dividend Growth Fund

Nuveen Global Dividend Growth Fund

Nuveen International Dividend Growth Fund

Nuveen Winslow Large-Cap Growth ESG Fund

NUVEEN INVESTMENT TRUST III

Nuveen Floating Rate Income Fund

Nuveen High Yield Income Fund

NUVEEN INVESTMENT TRUST V

Nuveen Global Real Estate Securities Fund

Nuveen Flexible Income Fund

Nuveen Preferred Securities and Income Fund

NUVEEN MANAGED ACCOUNTS PORTFOLIOS TRUST

Municipal Total Return Managed Accounts Portfolio

Nuveen Core Impact Bond Managed Accounts Portfolio

Nuveen Emerging Markets Debt Managed Accounts Portfolio

Nuveen High Yield Managed Accounts Portfolio

Nuveen Preferred Securities and Income Managed Accounts Portfolio

Nuveen Securitized Credit Managed Accounts Portfolio

Nuveen Ultra Short Municipal Managed Accounts Portfolio

NUVEEN INVESTMENT FUNDS, INC.

Nuveen Dividend Value Fund

Nuveen Global Infrastructure Fund

Nuveen Credit Income Fund

Nuveen Large Cap Select Fund

Nuveen Small/Mid Cap Growth Opportunities Fund

Nuveen Mid Cap Value 1 Fund

Nuveen Minnesota Intermediate Municipal Bond Fund

Nuveen Minnesota Municipal Bond Fund

Nuveen Nebraska Municipal Bond Fund

Nuveen Oregon Intermediate Municipal Bond Fund

Nuveen Real Asset Income Fund

Nuveen Real Estate Securities Fund

Nuveen Short Term Municipal Bond Fund

Nuveen Small Cap Growth Opportunities Fund

Nuveen Small Cap Select Fund

Nuveen Small Cap Value Fund

Nuveen Strategic Income Fund

NUVEEN EXCHANGE-TRADED FUNDS

NuSHARES ETF TRUST

Nuveen Enhanced Yield U.S. Aggregate Bond ETF (NUAG)

Nuveen Short-Term REIT ETF (NURE)

Nuveen ESG Large-Cap Growth ETF (NULG)

Nuveen ESG Large-Cap Value ETF (NULV)

Nuveen ESG Mid-Cap Growth ETF (NUMG)

Nuveen ESG Mid-Cap Value ETF (NUMV)

Nuveen ESG Small-Cap ETF (NUSC)

Nuveen ESG 1-5 Year U.S. Aggregate Bond ETF (NUSA)

Nuveen ESG Emerging Markets Equity ETF (NUEM)

Nuveen ESG International Developed Markets Equity ETF (NUDM)

Nuveen ESG U.S. Aggregate Bond ETF (NUBD)

Nuveen ESG Large-Cap ETF (NULC)

Nuveen ESG High Yield Corporate Bond ETF (NUHY)

Nuveen Dividend Growth ETF (NDVG)

Nuveen Small Cap Select ETF (NSCS)

Nuveen Winslow Large-Cap Growth ESG ETF (NWLG)

Nuveen ESG Dividend ETF (NUDV)

Nuveen Growth Opportunities ETF (NUGO)

Nuveen Core Plus Bond ETF (NCPB)

Nuveen Preferred and Income ETF (NPFI)

Nuveen Ultra Short Income ETF (NUSB)

Nuveen Sustainable Core ETF (NSCR)

NUVEEN CLOSED-END FUNDS

TICKER SYMBOL
Nuveen Municipal Value Fund, Inc.	NUV
Nuveen California Municipal Value Fund	NCA
Nuveen New York Municipal Value Fund	NNY
Nuveen Municipal Income Fund, Inc.	NMI
Nuveen AMT-Free Municipal Value Fund	NUW
Nuveen Select Maturities Municipal Fund	NIM
Nuveen Select Tax-Free Income Portfolio	NXP
Nuveen California Select Tax-Free Income Portfolio	NXC
Nuveen New York Select Tax-Free Income Portfolio	NXN
Nuveen Real Estate Income Fund	JRS
Nuveen Preferred & Income Opportunities Fund	JPC
Nuveen Credit Strategies Income Fund	JQC
Nuveen S&P 500 Buy-Write Income Fund	BXMX
Nuveen S&P 500 Dynamic Overwrite Fund	SPXX
Nuveen Core Equity Alpha Fund	JCE
Nuveen Mortgage and Income Fund f/k/a Nuveen Mortgage Opportunity Term Fund	JLS
Nuveen Taxable Municipal Income Fund f/k/a Nuveen Build America Bond Fund (11/19/18)	NBB
Nuveen Real Asset Income and Growth Fund	JRI
Nuveen Preferred and Income Term Fund	JPI
Nuveen Multi-Market Income Fund	JMM
Nuveen Global High Income Fund	JGH
Nuveen Dow 30SM Dynamic Overwrite Fund	DIAX
Nuveen NASDAQ 100 Dynamic Overwrite Fund	QQQX
Nuveen Core Plus Impact Fund	NPCT
Nuveen Multi-Asset Income Fund	NMAI
Nuveen Variable Rate Preferred & Income Fund	NPFD
Nuveen Floating Rate Income Fund	JFR
Nuveen Pennsylvania Quality Municipal Income Fund	NQP
Nuveen Arizona Quality Municipal Income Fund	NAZ
Nuveen Massachusetts Quality Municipal Income Fund	NMT
Nuveen Virginia Quality Municipal Income Fund	NPV
Nuveen Missouri Quality Municipal Income Fund	NOM
Nuveen California Quality Municipal Income Fund	NAC

Nuveen New York Quality Municipal Income Fund	NAN
Nuveen Quality Municipal Income Fund	NAD
Nuveen New Jersey Quality Municipal Income Fund	NXJ
Nuveen Municipal Credit Income Fund	NZF
Nuveen AMT-Free Municipal Credit Income Fund	NVG
Nuveen AMT-Free Quality Municipal Income Fund	NEA
Nuveen California AMT-Free Quality Municipal Income Fund	NKX
Nuveen New York AMT-Free Quality Municipal Income Fund	NRK
Nuveen Municipal High Income Opportunity Fund	NMZ
Nuveen Minnesota Quality Municipal Income Fund	NMS
Nuveen Municipal Credit Opportunities Fund	NMCO
Nuveen Dynamic Municipal Opportunities Fund	NDMO

NUVEEN INTERVAL FUND

Nuveen Enhanced High Yield Municipal Bond Fund

Appendix B

The Agreements for the following Funds have the effective date and initial term specified below and are not subject to continuance as of May 1, 2025.

FUND	EFFECTIVE DATE	INITIAL TERM

Nuveen AA-BBB CLO ETF (NCLO)	December 3, 2025	Until May 1, 2026

Nuveen Enhanced CLO Income Fund (ECLO)	December 5, 2025	Until May 1, 2026

Nuveen High Yield Municipal Income ETF (NHYM)	January 22, 2025	Until May 1, 2026

Nuveen Municipal Income ETF (NUMI)	January 22, 2025	Until May 1, 2026